UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 12, 2014

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

As part of its review of the corporate governance policies of OSI Systems, Inc. (“the Company”), the Company’s Board of Directors (“Board”) adopted a revised Code of Ethics and Conduct (“Code”), effective May 12, 2014. The new Code amends, restates, and replaces the prior Code of Ethics and Conduct (“Prior Code”) and is applicable to all Company employees, officers, and directors.

The Code was revised to include (i) additional provisions which more clearly define the Company’s expectations of employees across multiple risk areas, (ii) emphasis on individual responsibility and accountability, (iii) clarification about the Company’s ethics reporting hotline, and (iv) various non-substantive stylistic changes.

The description of the Code contained in this report is qualified in its entirety by reference to the full text of the Code which is publicly available on the investor relations page of the Company’s website at http://www.osi-systems.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

14.1         OSI Systems Code of Ethics and Conduct (Revised, effective May 12, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: May 12, 2014

	By:	/s/ Alan Edrick
Alan Edrick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

14.1	OSI Systems Code of Ethics and Conduct (Revised, effective May 12, 2014)